Exhibit 21.1

                         Subsidiaries of the Registrant
                         ------------------------------

The following are the direct and indirect subsidiaries of the Registrant:

                     Name                    State or Country of Organization
                     ----                    --------------------------------
                IC Sensors, Inc.                       California
           Kenabell Holding Limited              British Virgin Islands
          MSI Sensors (Asia) Limited      Peoples Republic of China (Hong Kong)
              Measurement Limited                    Cayman Islands
       MSI Sensors (China) Limited              Peoples Republic of China


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